Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Subsidiary Name	State of Incorporation

Alarcon Holdings, Inc.	New York
Cadena Estereotempo, Inc.	Puerto Rico
JuJu Media, Inc.	New York
KLAX Licensing, Inc.	Delaware
KLEY Licensing, Inc.	Delaware
KPTI, Inc. Licensing, Inc.	Delaware
KRZZ Licensing, LLC	Delaware
KSAH Licensing, Inc.	Delaware
KTCY Licensing, Inc.	Delaware
KXOL Licensing, Inc.	Delaware
KZAB Licensing, Inc.	Delaware
KZBA Licensing, Inc.	Delaware
Portorican American Broadcasting, Inc.	Puerto Rico
SBS Bay Area, LLC	Delaware
SBS Funding, Inc.	Delaware
SBS of Greater New York, Inc.	New York
SBS Promotions, Inc.	New York
Spanish Broadcasting System Finance Corporation	Delaware
Spanish Broadcasting System Group of Puerto Rico, Inc.	Puerto Rico
Spanish Broadcasting System Holding Company, Inc.	Puerto Rico
Spanish Broadcasting System Inc.	New Jersey
Spanish Broadcasting System Network, Inc.	New York
Spanish Broadcasting System of California, Inc.	California
Spanish Broadcasting System of Florida, Inc.	Florida
Spanish Broadcasting System of Greater Miami, Inc.	Delaware
Spanish Broadcasting System of Illinois, Inc.	Delaware
Spanish Broadcasting System of Puerto Rico, Inc.	Delaware
Spanish Broadcasting System of Puerto Rico, Inc.	Puerto Rico
Spanish Broadcasting System of San Antonio, Inc.	Delaware
Spanish Broadcasting System SouthWest, Inc.	Delaware
Spanish Broadcasting System-San Francisco, Inc.	Delaware
WCMA Licensing, Inc.	Delaware
WCMQ Licensing, Inc.	Delaware
WDEK Licensing, Inc.	Delaware
WEGM, Inc.	Puerto Rico
WIO, Inc.	Puerto Rico
WKIE Licensing, Inc.	Delaware
WKIF Licensing, Inc.	Delaware
WLEY Licensing, Inc.	Delaware
WMEG Licensing, Inc.	Delaware
WNOD, Inc.	Puerto Rico
WODA, Inc.	Puerto Rico
WOQI, Inc.	Puerto Rico
WPAT Licensing, Inc.	Delaware
WRMA Licensing, Inc.	Delaware
WSKQ Licensing, Inc.	Delaware
WXDJ Licensing, Inc.	Delaware
WZET Licensing, Inc.	Delaware
WZNT, Inc.	Puerto Rico